Exhibit 99.1

Press Release

Contact:

Charles F. Cargile, 949/863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Christopher Harrison, 212/896-1267

KCSA Strategic Communications

newport@kcsa.com

NEWPORT CORPORATION REPORTS

FOURTH QUARTER 2014 RESULTS

— Company Achieves Record Sales and Orders in 2014 —

Irvine, California — February 9, 2015 — Newport Corporation (NASDAQ: NEWP) today reported financial results for its fourth quarter and full year ended January 3, 2015, and its outlook for the first quarter and full year of 2015.  The company noted the following regarding the results:

•                        Net sales of $158.7 million for the fourth quarter and $605.2 million for the full year;

•                        New orders of $192.3 million for the fourth quarter and $636.0 million for the full year;

•                        Net income attributable to Newport Corporation of $8.8 million, or $0.22 per diluted share, for the fourth quarter, and $35.1 million, or $0.87 per diluted share, for the full year, when measured according to generally accepted accounting principles (GAAP);

•                        Non-GAAP net income attributable to Newport Corporation of $15.4 million, or $0.38 per diluted share, for the fourth quarter, and $54.2 million, or $1.34 per diluted share, for the full year, excluding the amortization of intangible assets, stock-based compensation expense, acquisition-related, restructuring and severance costs, net losses on disposals of assets, certain tax benefits and the tax impact of the excluded amounts;

•                        Cash generated from operations of $18.8 million for the fourth quarter and $57.8 million for the full year; and

•                        Repurchases of approximately 325,000 shares of common stock for $5.8 million during the fourth quarter, and approximately 567,000 shares for $10.3 million during the full year.

Newport’s sales and orders by end market were as follows:

				Percentage	Percentage
	Three Months Ended			Change vs.	Change vs.
	January 3,	September 27,	December 28,	Prior	Prior Year
(In thousands, except percentages, unaudited)	2015	2014	2013	Quarter	Period

Sales by End Market

Scientific research	$34,780	$32,228	$33,077	7.9%	5.1%
Microelectronics	41,612	37,113	39,639	12.1%	5.0%
Life and health sciences	34,038	31,126	32,902	9.4%	3.5%
Defense and security	14,310	13,103	13,875	9.2%	3.1%
Industrial manufacturing and other	33,989	32,729	34,683	3.8%	-2.0%
Total	$158,729	$146,299	$154,176	8.5%	3.0%

Orders by End Market

Scientific research	$40,772	$30,652	$34,729	33.0%	17.4%
Microelectronics	44,782	33,739	53,504	32.7%	-16.3%
Life and health sciences	51,738	37,859	29,951	36.7%	72.7%
Defense and security	18,821	12,947	14,111	45.4%	33.4%
Industrial manufacturing and other	36,207	32,140	34,476	12.7%	5.0%
Total	$192,320	$147,337	$166,771	30.5%	15.3%

Note:      Newport’s fiscal quarter ended January 3, 2015 was comprised of 14 weeks, whereas its fiscal quarters ended September 27, 2014 and December 28, 2013 were each comprised of 13 weeks.

Commenting on the results, Robert J. Phillippy, Newport’s President and Chief Executive Officer, stated, “The Newport team delivered a strong fourth quarter to complete a record year in 2014.  We achieved all-time records for sales and new orders, and our full year non-GAAP earnings increased by 28% year-over-year, to $1.34 per diluted share.  We are particularly encouraged by our fourth quarter results.  Our sales and orders in the fourth quarter of 2014 increased sequentially in each of the key end markets we serve, and we received a number of significant orders for OEM programs, including a $25.7 million order for lasers used in surgical applications, resulting in a book-to-bill ratio of 1.21.  We are very pleased with our 2014 performance, and are confident that it has positioned us well for even better results in 2015.”

Operating Income and Net Income

Newport reported operating income for the fourth quarter of 2014 of $13.0 million, or 8.2% of net sales, when calculated in accordance with GAAP.  On a non-GAAP basis, excluding the amortization of intangible assets, stock-based compensation expense, acquisition-related, restructuring and severance costs and losses on disposals of assets, the company’s operating income for the fourth quarter of 2014 was $21.5 million, or 13.6% of net sales.

On a GAAP basis, the company reported net income attributable to Newport Corporation for the fourth quarter of 2014 of $8.8 million, or $0.22 per diluted share.  On a non-GAAP basis, excluding the items referenced above and the tax impact of such excluded amounts, the company’s net income attributable to Newport Corporation for the fourth quarter of 2014 was $15.4 million, or $0.38 per diluted share.

The company has provided a reconciliation of its gross profit, operating income, net income and net income per diluted share calculated in accordance with GAAP and on a non-GAAP basis following the statements of income and comprehensive income included in this release.  Management believes that the supplemental presentation of non-GAAP financial information provides insight into the company’s core business results, as well as a useful resource for comparison of its financial results between periods.

Cash, Cash Equivalents and Marketable Securities

For the full year of 2014, Newport generated $57.8 million in cash from operations.  As of January 3, 2015, the company had a total of $48.6 million in cash, cash equivalents, restricted cash and marketable securities, and had total indebtedness of $74.8 million.

Acquisitions

As announced on September 29, 2014, Newport completed its acquisition of V-Gen, Ltd., a leading developer and manufacturer of fiber lasers headquartered in Tel Aviv, Israel.  V-Gen contributed approximately $3.0 million of sales to the company in the fourth quarter, and the transaction was accretive to Newport’s earnings.  Newport expects V-Gen’s sales to be in the range of $15 million to $20 million for the full year of 2015, and expects the acquisition to continue to be accretive to the company’s earnings.  In addition, on February 4, 2015 the company entered into an agreement to acquire FEMTOLASERS, a leading developer and manufacturer of ultrafast laser systems for scientific and biomedical research applications based in Vienna, Austria.  In the first 12 months after closing, Newport expects FEMTOLASERS’ sales to be in the range of $8 million to $12 million, and expects the transaction to be accretive to its earnings.  The transaction is expected to close before the end of the first quarter of 2015.

Share Repurchase Program

During the fourth quarter, the company repurchased approximately 325,000 shares of its common stock at an average price of $17.86 per share, for a total of approximately $5.8 million.  For the full year, the company repurchased approximately 567,000 shares at an average price of $18.14 per share, for a total of approximately $10.3 million.   Newport’s board of directors has authorized the repurchase of an additional 3.3 million shares, and the company expects to continue to repurchase shares for the foreseeable future.  The amount and timing of such repurchases will be dependent upon factors such as the company’s share price level, its other capital requirements and the terms of the company’s credit facility.

Financial Outlook

Commenting on Newport’s full year outlook, Mr. Phillippy said, “We achieved record sales in 2014, and with our strong backlog, the contributions of our newly-acquired businesses and our new product introductions, we are confident that we will set a new record in 2015.  We also expect to deliver another double-digit increase in earnings per share on a year-over-year basis.  Furthermore, we will continue to efficiently allocate our strong cash generation to increase our earnings per share through accretive, strategic acquisitions, share buybacks and debt reductions.”

Commenting specifically on the first quarter of 2015, Mr. Phillippy said, “Consistent with historical seasonal patterns in our business, we expect our first quarter sales to be in the range of $147 million to $154 million, and we expect our earnings per diluted share to be in the range of $0.15 to $0.22 on a GAAP basis and in the range of $0.27 to $0.34 on a non-GAAP basis.”  The company has included a reconciliation of its expected first quarter earnings per diluted share calculated in accordance with GAAP and on a non-GAAP basis following the statements of income and comprehensive income included in this release.

ABOUT NEWPORT CORPORATION

Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, microelectronics, life and health sciences, industrial manufacturing and defense/security markets.  Newport’s innovative solutions leverage its expertise in advanced technologies, including lasers, photonics and precision motion equipment, and optical components and sub-systems, to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications.  Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.

Learn more about Newport at www.newport.com and follow the company on Twitter, YouTube and Facebook.  To download Newport’s investor relations app, which offers access to its SEC filings, press releases, videos, audiocasts and more, please visit Apple’s App Store for the iPhone and iPad or Google Play for Android mobile devices.

INVESTOR CONFERENCE CALL

Robert J. Phillippy, President and Chief Executive Officer, and Charles F. Cargile, Senior Vice President, Chief Financial Officer and Treasurer, will host an investor conference call today, February 9, 2015, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to review the company’s results for the fourth quarter of 2014 and its business outlook for the first quarter and full year of 2015.  The call will be open to all interested investors through a live audio web broadcast via the Internet at www.newport.com/investors.  The call also will be available to investors and analysts by dialing 877-375-4189 within the U.S. and Canada or 973-935-2046 from abroad.

The webcast will be archived on the Newport website and can be reached through the same link.  An archived webcast will also be available on Newport’s investor relations app.  A telephonic playback of the conference call will be available by calling 855-859-2056 within the U.S. and Canada and 404-537-3406 from abroad.  Playback will be available beginning at 6:00 p.m. Eastern time on Monday, February 9, 2015, and continue through 11:59 p.m. Eastern time on Monday, February 16, 2015.  The replay passcode is 64185048.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, including without limitation statements regarding the expected future sales and earnings accretion of V-Gen and FEMTOLASERS; the expected closing date of the FEMTOLASERS acquisition; the company’s expectation of continuing to repurchase shares for the foreseeable future; the company’s expectation of achieving record sales and double-digit growth in earnings per share in 2015; the company’s expectation that it will continue to grow its earnings per diluted share via accretive, strategic acquisitions, share buybacks and debt reductions; and the company’s expected sales and non-GAAP earnings per diluted share in the first quarter of 2015.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Assumptions relating to the foregoing involve judgments and risks with respect to, among other things, the strength of business conditions in the industries Newport serves, particularly the semiconductor and defense and security industries; Newport’s ability to achieve the expected benefits from the integration of acquired businesses; Newport’s ability to successfully penetrate and increase sales to its targeted end markets; the levels of private and governmental research funding worldwide; potential order cancellations and push-outs; future economic, competitive and market conditions, including those in Europe and Asia and those related to its strategic markets; whether its products will continue to achieve customer acceptance; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport.  Certain of these judgments and risks are discussed in more detail in Newport’s periodic reports filed with the Securities and Exchange Commission.  Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized.  In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved.  Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Newport Corporation

Consolidated Statements of Income and Comprehensive Income

(Unaudited)

	Three Months Ended		Year Ended
	January 3,	December 28,	January 3,	December 28,
(In thousands, except per share amounts)	2015	2013	2015	2013

Net sales	$158,729	$154,176	$605,150	$560,054
Cost of sales	89,285	88,563	334,394	322,341
Gross profit	69,444	65,613	270,756	237,713

Selling, general and administrative expenses	38,233	37,859	158,646	149,183
Research and development expense	15,894	12,717	58,432	52,524
Loss on sale or other disposal of assets, net	2,324	208	1,913	4,725
Operating income	12,993	14,829	51,765	31,281

Loss on extinguishment of debt	—	—	—	(3,355)
Interest and other expense, net	(1,493)	(1,018)	(4,085)	(6,490)
Income before income taxes	11,500	13,811	47,680	21,436

Income tax provision	2,741	4,001	12,510	5,698
Net income	8,759	9,810	35,170	15,738
Net income attributable to non-controlling interests	9	54	112	137
Net income attributable to Newport Corporation	$8,750	$9,756	$35,058	$15,601

Net income	$8,759	$9,810	$35,170	$15,738
Other comprehensive income:
Foreign currency translation gains (losses)	(4,693)	839	(12,260)	2,159
Unrecognized net pension gains (losses)	(2,762)	688	(2,456)	849
Unrealized gains on marketable securities	530	334	353	208
Comprehensive income	$1,834	$11,671	$20,807	$18,954

Comprehensive income attributable to non-controlling interests	$2	$15	$112	$23
Comprehensive income attributable to Newport Corporation	1,832	11,656	20,695	18,931
Comprehensive income	$1,834	$11,671	$20,807	$18,954

Net income per share attributable to Newport Corporation:
Basic	$0.22	$0.25	$0.88	$0.40
Diluted	$0.22	$0.24	$0.87	$0.39

Shares used in the computation of net income per share:
Basic	39,679	39,232	39,750	39,010
Diluted	40,480	39,934	40,528	39,558

Other operating data:
New orders received during the period	$192,320	$166,771	$635,975	$592,389
Backlog at the end of period scheduled to ship within 12 months			$169,334	$189,919

Newport Corporation

Supplemental Non-GAAP Measures

(Unaudited)

	Three Months Ended		Year Ended
	January 3,	December 28,	January 3,	December 28,
(In thousands, except percentages and per share amounts)	2015	2013	2015	2013
Net sales	$158,729	$154,176	$605,150	$560,054

Cost of sales:
Cost of sales - GAAP	$89,285	$88,563	$334,394	$322,341
Amortization of intangible assets	926	961	3,656	3,698
Stock-based compensation expense	336	252	1,098	938
Acquisition-related, restructuring and severance costs	501	447	501	1,371
Non-GAAP cost of sales	87,522	86,903	329,139	316,334
Non-GAAP gross profit	$71,207	$67,273	$276,011	$243,720

Non-GAAP gross profit as a percentage of net sales	44.9%	43.6%	45.6%	43.5%

Operating income:
Operating income - GAAP	$12,993	$14,829	$51,765	$31,281
Amortization of intangible assets	2,075	2,653	8,917	10,404
Stock-based compensation expense	3,463	2,583	12,051	9,173
Acquisition-related, restructuring and severance costs	685	2,780	4,368	9,712
Loss on sale or other disposal of assets, net	2,324	208	1,913	4,725
Non-GAAP operating income	$21,540	$23,053	$79,014	$65,295

Non-GAAP operating income as a percentage of net sales	13.6%	15.0%	13.1%	11.7%

Net income attributable to Newport Corporation:
Net income - GAAP	$8,750	$9,756	$35,058	$15,601
Amortization of intangible assets	2,075	2,653	8,917	10,404
Stock-based compensation expense	3,463	2,583	12,051	9,173
Acquisition-related, restructuring and severance costs	685	2,780	4,368	9,712
Loss on sale or other disposal of assets, net	2,324	208	1,913	4,725
Loss on extinguishment of debt	—	—	—	3,355
Tax benefit from extraterritorial income exclusion	—	—	(1,463)	—
Income tax provision on non-GAAP adjustments	(1,852)	(2,640)	(6,641)	(11,264)
Non-GAAP net income	$15,445	$15,340	$54,203	$41,706

Net income per diluted share attributable to Newport Corporation:
Net income - GAAP	$0.22	$0.24	$0.87	$0.39
Total non-GAAP adjustments	0.16	0.14	0.47	0.66
Non-GAAP net income per diluted share	$0.38	$0.38	$1.34	$1.05

Three Months Ending
Financial outlook - earnings per diluted share	April 4, 2015

Earnings per diluted share - GAAP	$0.15 - $0.22
Stock-based compensation expense	0.07
Amortization of intangible assets	0.04
Acquisition related, restructuring and severance, and all other excluded costs	0.01
Non-GAAP earnings per diluted share	$0.27 - $0.34

Newport Corporation

Consolidated Balance Sheets

(Unaudited)

	January 3,	December 28,
(In thousands)	2015	2013

ASSETS
Current assets:
Cash and cash equivalents	$46,883	$53,710
Restricted cash	1,704	2,305
Marketable securities	57	8,219
Accounts receivable, net	96,512	96,388
Inventories, net	112,440	103,383
Deferred income taxes	20,734	22,437
Prepaid expenses and other current assets	14,948	14,769
Total current assets	293,278	301,211

Property and equipment, net	82,793	80,516
Goodwill	97,524	78,801
Deferred income taxes	5,005	4,474
Intangible assets, net	70,811	67,342
Investments and other assets	30,516	32,885
	$579,927	$565,229

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$3,772	$4,861
Accounts payable	31,448	31,714
Accrued payroll and related expenses	34,607	31,015
Accrued expenses and other current liabilities	31,797	35,341
Total current liabilities	101,624	102,931

Long-term debt	71,000	83,646
Pension liabilities	28,554	27,093
Deferred income taxes and other liabilities	22,045	23,182

Total stockholders’ equity of Newport	356,704	326,968
Non-controlling interests	—	1,409
Total stockholders’ equity	356,704	328,377
	$579,927	$565,229